EXHIBIT 99.1
                                                                    ------------


650 Madison Avenue                                             [GRAPHIC OMITTED]
New York, New York 10022                              [LOGO - POLO RALPH LAUREN]


Press Release


                                    Investor Contact: Denise Gillen 212.318.7516
                                        Media Contact: Nancy Murray 212.813.7862


Polo Ralph Lauren Reports Second Quarter Fiscal 2005 Results

Second Quarter Operating Profit Increased 49%; Revenues Up 25% Driven by Lauren by Ralph Lauren Women's Line and Childrenswear; Operating Margins Increased 230 Basis Points

Company Confirms EPS Outlook for Fiscal Year 2005 in Range of $2.35 to $2.45

New York (November 3, 2004) - Polo Ralph Lauren Corporation (NYSE: RL) today reported net income of $80.4 million, or $0.78 per diluted share, for the second quarter of Fiscal 2005 compared to net income of $54.0 million, or $0.54 per diluted share, for the second quarter of Fiscal 2004.

Adjusted net income was $79.0 million, or $0.76 per diluted share, for the second quarter of Fiscal 2005 compared to $52.9 million, or $0.52 per diluted share, for the second quarter of Fiscal 2004. Adjusted results exclude restructuring charges and foreign currency gains resulting from certain transactions in our European operations. For a full analysis of the adjustments, please refer to the table reconciliation of GAAP results to adjusted results.

For the first half of Fiscal 2005, reported net income increased 59% to $93.8 million, or $0.91 per diluted share, compared to $59.1 million, or $0.59 per diluted share, in the first half of Fiscal 2004. Adjusted net income was $93.0 million, or $0.90 per diluted share in the first half of Fiscal 2005 compared to $56.5 million, or $0.56 per diluted share in the first half of Fiscal 2004.

"I am pleased with the excitement about our brand and the growing global demand for our products. Through our retail business, we have taken strong steps to expand our luxury position. In September, we opened a flagship store in Milan on Via Montenapoleone establishing a new level of sophistication and glamour. We have always had a strong men's business in Italy and now our women's Collection and accessories have made a tremendous impact," said Ralph Lauren, Chairman and Chief Executive Officer, adding, "we have set the tone for our European business and we did it in the most fashionable city on the continent."

"Last week we launched our new brand, Rugby, in the United States adding another whole new dimension. I have been thinking about a younger customer for several years. Rugby is cooler, hipper and has an attitude. It captures my point of view about heritage and sensibility. It's the new Polo," Mr. Lauren said. "This new success originates from our own creativity. We are forward thinking in our retail and we have shown our ability to grow within our brands adding new worlds. With the addition of childrens, both at wholesale and retail, we can really take the customer through all ages and sizes."

 "We are well positioned to execute our global growth strategy. As we expand, we continue to carefully manage our brands to ensure that their integrity and positioning is appropriately maintained," said Roger Farah, President and Chief Operating Officer. "Our investments in building a strong global platform will be a significant competitive advantage, improving our efficiency and consistency as we continue our domestic and international expansion. These investments in both capital and people are already driving improvements in our wholesale businesses, especially in Europe. And our Lauren by Ralph Lauren and childrenswear businesses are also benefiting. At the same time we continue to improve our specialty retail business where we have seen significant margin improvement in the first half of the year."

RECENT ACHIEVEMENTS

     o We completed the acquisition and successful integration of RL Childrenswear LLC, our former licensee for childrenswear in the United States, Canada and Mexico. We expect Fiscal 2006 revenues to be more than $200 million, with earnings per share to be accretive in the range of $0.15 to $0.20 in Fiscal 2006.

     o Comparable retail store sales increased 3.7% overall, with a 20 basis point improvement in operating margins. Comparable retail store sales increased 14.2% at Ralph Lauren stores, 4.4% at Club Monaco stores, and 0.2% in our outlet stores. Our store expansion plan is on track with the opening of our Milan flagship store in September, and one Ralph Lauren store and six Club Monaco stores in the United States in the second quarter of Fiscal 2005 and we plan to open six Ralph Lauren stores and three Club Monaco stores in the third quarter of Fiscal 2005. In October we opened our Rugby store in Boston, a new concept store with a full lifestyle collection targeting 18 to 25 year old men and women customers.

     o We have a strong balance sheet and continue to make excellent progress in managing our inventory levels. At the end of the second quarter, inventory was $444.2 million, including the women's Lauren by Ralph Lauren line and childrenswear, compared to $400.7 million at the end of the second quarter last year. We generated a 30% sales increase in wholesale and retail in the second quarter with only an 11% increase in inventory levels due to the inclusion of Lauren and childrenswear. Our inventory turnover improved to 3.6x compared to 3.2x at the end of the second quarter last year.

     o In October we expanded and extended our existing bank credit facility by entering into a new five-year credit agreement with an expanded syndicate of banks. The new credit agreement, which is substantially on the same terms as the prior credit agreement, increased our revolving line of credit to $450 million, subject to increase to $525 million. The facility is available for direct borrowings and the issuance of letters of credit.

     o We added to our executive talent when Jacki Nemerov joined the Company in September as Executive Vice President. Jacki has responsibility for the management of our men's, women's and children's wholesales brands, licensed apparel and accessories, and manufacturing.

SECOND QUARTER INCOME STATEMENT REVIEW

NET REVENUES Net revenues for the second quarter increased 24.9% to $883.7 million compared to $707.8 million in the second quarter last year. Retail sales grew 7.4% to $319.0 million compared to $297.1 million last year, with comparable store sales up 3.7%, primarily driven by our Ralph Lauren stores in the United States and Europe. Our wholesale revenues were $502.6 million, up 49.5% over last year, driven by the inclusion of the women's Lauren by Ralph Lauren line and childrenswear in our wholesale segment and increased sales in our European business. Wholesale revenues also reflect a decrease in menswear, as we continue to reposition the Polo brand into more selective department and specialty stores. Licensing revenues decreased, as planned, due to the absence of royalty income from the previously licensed women's Lauren by Ralph Lauren and childrenswear businesses. The increase in Fiscal 2005 net revenues also reflects the favorable impact of the strengthening Euro to dollar exchange rate.

GROSS PROFIT For the second quarter, gross profit was $437.8 million, an increase of $87.2 million, or 24.9%, compared to $350.6 million in the second quarter of Fiscal 2004. The increased gross profit was generated primarily by the addition of the women's Lauren by Ralph Lauren line and childrenswear, as well as our European wholesale business. The gross margin rate improved in our specialty retail segment and in our domestic and European wholesale businesses. At 49.5%, our overall gross margin was unchanged from last year, reflecting the above-mentioned reduction in licensing revenue and increase of wholesale versus retail business mix. The increase in Fiscal 2005 gross profit also reflects the favorable impact of the strengthening Euro to dollar exchange rate.

SG&A EXPENSES Operating expenses as a percent of revenues were 35.4% this year compared to 37.8% last year. In the second quarter, SG&A expenses were $313.2 million, an increase of $45.6 million or 17.0%, compared to $267.6 million in the second quarter of Fiscal 2004. The rate improvement was achieved by improved infrastructure leverage as well as benefits from our European consolidation. The dollar increase was driven primarily by the change in business mix as a result of expenses associated with the operations of the women's Lauren by Ralph Lauren line and childrenswear and also reflects the unfavorable impact of the strengthening Euro to dollar exchange rate.

SECOND QUARTER FOREIGN CURRENCY GAINS AND RESTRUCTURING CHARGES
Adjusted results exclude $3.1 million and $1.8 million in foreign currency gains related to certain balance sheet transactions and unhedged inventory purchases in our European operations in the second quarter of Fiscal 2005 and Fiscal 2004, respectively. Adjusted Fiscal 2005 second quarter results also exclude restructuring charges of $0.9 million related to operational consolidation efforts in Europe primarily associated with severance costs. Management believes that the presentation of results adjusted to exclude these items provides investors with useful information regarding the Company's core business results.

STORE COUNT
At the end of the second quarter, we operated 270 stores, with 1.92 million square feet, compared to 265 stores, with 1.88 million square feet, at the end of the second quarter last year. Our retail group consisted of 56 Ralph Lauren stores, 66 Club Monaco stores, 123 Polo outlet stores, 20 Polo Jeans Co. outlet stores, and five Club Monaco outlet stores. During the second quarter we opened 11 stores and closed three.

EARNINGS OUTLOOK
FULL YEAR
The Company reiterated that for Fiscal Year 2005 earnings per share are expected to be in the range of $2.35 to $2.45. These projected results anticipate high-teens percent consolidated revenue growth and approximately 120 basis points improvement in operating margins. The Company expects revenues to reflect mid-thirties percent growth in wholesale sales and high-single digit percent growth in retail revenues, partially offset by a low-double digit percent decrease in licensing revenue as a result of the elimination of the women's Lauren by Ralph Lauren and childrenswear license royalties. The Company reiterated that it expects the earnings results of each quarter in Fiscal 2005 to exceed the comparable quarter in Fiscal 2004 with quarterly profit flows similar to Fiscal 2004, with the fourth quarter reflecting the smallest increase due to the impact of a 52-week year in this fiscal year compared to a 53-week year last year. As with the second quarter, we expect to have over 103 million shares outstanding in the third and fourth quarters of Fiscal 2005. The Company expects the consolidated effective tax rate for Fiscal Year 2005 to be 35.6%.

THIRD QUARTER
For the third quarter of Fiscal 2005, the Company expects consolidated revenues to increase in the low-thirties percent range. We expect that our wholesale revenues will increase in the mid-to-high-seventies percent range reflecting the inclusion of women's Lauren by Ralph Lauren and childrenswear revenues in that segment, as well as improved performance in our domestic menswear and European businesses. Retail revenues are expected to increase in the high-single digit percent range and licensing revenues are expected to decrease in the high-teens percent range reflecting the absence of royalties associated with the women's Lauren by Ralph Lauren line and childrenswear license royalties.

The Company expects operating margin expansion in both the wholesale and retail businesses, while licensing operating profit is expected to decrease, reflecting the absence of royalties from the women's Lauren by Ralph Lauren and childrenswear lines. The Company expects the consolidated effective tax rate for the third quarter of Fiscal 2005 to be 35.5%.

FOURTH QUARTER
For the fourth quarter of Fiscal 2005 the Company expects consolidated revenues to increase in the low-single digit percent range. Although the Company expects a slight improvement in wholesale and retail operating margins, it will be offset by a decrease in licensing operating margin, driven by the absence of royalties from childrenswear. The Company expects the consolidated effective tax rate for the fourth quarter of Fiscal 2005 to be 35.5%.

CONFERENCE CALL
As previously announced, we will host a conference call and live online broadcast today, November 3, 2004 at 9:00 A.M. Eastern. The dial-in number is 1-719-457-2680. The online broadcast is accessible at HTTP://INVESTOR.POLO.COM.

Polo Ralph Lauren Corporation is a leader in the design, marketing and distribution of premium lifestyle products in four categories: apparel, home, accessories and fragrances. For more than 35 years, Polo's reputation and distinctive image have been consistently developed across an expanding number of products, brands and international markets. The Company's brand names, which include "Polo", "Polo by Ralph Lauren", "Ralph Lauren Purple Label", "Polo Sport", "Ralph Lauren", "Blue Label", "Lauren by Ralph Lauren", "Rugby", "Polo Jeans Co.", "RL", "Chaps", and "Club Monaco" among others, constitute one of the world's most widely recognized families of consumer brands. For more information, go to HTTP://INVESTOR.POLO.COM.

THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" CONCERNING EXPECTATIONS FOR SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES AND EARNINGS. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, AMONG OTHERS, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; RISKS ASSOCIATED WITH THE COMPANY'S DEPENDENCE ON SALES TO A LIMITED NUMBER OF LARGE DEPARTMENT STORE CUSTOMERS, INCLUDING RISKS RELATED TO EXTENDING CREDIT TO CUSTOMERS; RISKS ASSOCIATED WITH THE COMPANY'S DEPENDENCE ON ITS LICENSING PARTNERS FOR A SUBSTANTIAL PORTION OF ITS NET INCOME AND RISKS ASSOCIATED WITH A LACK OF OPERATIONAL AND FINANCIAL CONTROL OVER LICENSED BUSINESSES; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AFFECTING FOREIGN OPERATIONS OR SOURCING (INCLUDING FOREIGN EXCHANGE FLUCTUATIONS) AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS GROWTH STRATEGIES OR ITS ABILITY TO SUCCESSFULLY INTEGRATE ACQUIRED BUSINESSES, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY'S FORM 10-K, 10-Q AND 8-K REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.

Attached are the Consolidated Statements of Income and Net Revenues and Income from Operations for the six-month and three-month periods ended October 2, 2004 and September 27, 2003 and the Consolidated Balance Sheets as of October 2, 2004 and September 27, 2003.

                                       ###

                 POLO RALPH LAUREN CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                   (UNAUDITED)


                                                        THREE MONTHS ENDED
                                                -------------------------------
                                                    OCTOBER 2,    SEPTEMBER 27,
                                                         2004             2003
                                                -------------    -------------

Wholesale Net Sales                             $     502,563    $     336,105
Retail Net Sales                                      318,978          297,136
                                                -------------    -------------

NET SALES                                             821,541          633,241

Licensing Revenue                                      62,139           74,536
                                                -------------    -------------

NET REVENUES                                          883,680          707,777

Cost of Goods Sold                                    445,925          357,211
                                                -------------    -------------

GROSS PROFIT                                          437,755          350,566

Depreciation and Amortization                          23,724           19,059
Other SG&A Expenses                                   289,462          248,554
Restructuring Charge                                      897               --
                                                -------------    -------------
TOTAL SG&A EXPENSES                                   314,083          267,613

Income From Operations                                123,672           82,953

Foreign Currency Gains (A)                             (3,145)          (1,784)

Interest Expense, net                                   2,045            2,196
                                                -------------    -------------

Income Before Income Taxes and Other
     Expense (Income)                                 124,772           82,541

Provision for Income Taxes                             44,294           30,128
                                                -------------    -------------

Income after Tax                                       80,478           52,413

Other Expense (Income), net (B)                            71           (1,597)
                                                -------------    -------------

NET INCOME                                      $      80,407    $      54,010
                                                =============    =============

NET INCOME PER SHARE - BASIC                    $        0.79    $        0.55
                                                =============    =============

NET INCOME PER SHARE - DILUTED                  $        0.78    $        0.54
                                                =============    =============

Weighted Average Shares Outstanding - Basic       101,192,000       98,704,000
                                                =============    =============

Weighted Average Shares & Share Equivalents
     Outstanding - Diluted                        103,571,000      100,781,000
                                                =============    =============

DIVIDENDS DECLARED PER SHARE                    $        0.05    $        0.05
                                                =============    =============

(A) Fiscal 2005 consists primarily of foreign exchange gains and losses on unhedged inventory purchases and balance sheet revaluations related to our European subsidiaries. Fiscal 2004 consists primarily of foreign exchange gains and losses related to unhedged inventory purchases.

(B) Includes Equity Investment Income of $1,188 and $2,500 net of Minority Interest Expense of $1,904 and $903 for Q2 FY05 and Q2 FY04, respectively. Also included in Q2 FY05 is $645 of Dividend Income.

The following is a reconciliation of Net Income to Net Income Before Restructuring Charge and Foreign Currency Gains:

                                                         THREE MONTHS ENDED
                                                       ------------------------
                                                       OCTOBER 2,  SEPTEMBER 27,
                                                            2004           2003
                                                       ---------   ------------

Net Income                                             $  80,407   $     54,010

Other Expense (Income), net                                   71         (1,597)

Provision for Income Taxes                                44,294         30,128
                                                       ---------   ------------

Income before Income Taxes and Other Expense (Income)    124,772         82,541

Restructuring Charge                                         897             --

Foreign Currency Gains                                    (3,145)        (1,784)
                                                       ---------   ------------

Income Before Income Taxes, Other Expense (Income),
     Restructuring Charge and Foreign Currency Gains     122,524         80,757

Provision for Income Taxes                                43,496         29,476

Other Expense (Income), net                                   71         (1,597)
                                                       ---------   ------------

Net Income Before Restructuring Charge and Foreign
      Currency Gains                                   $  78,957   $     52,878
                                                       =========   ============

NET INCOME PER SHARE BEFORE RESTRUCTURING CHARGE
     AND FOREIGN CURRENCY GAINS - BASIC                $    0.78   $       0.54
                                                       =========   ============

NET INCOME PER SHARE BEFORE RESTRUCTURING CHARGE
     AND FOREIGN CURRENCY GAINS - DILUTED              $    0.76   $       0.52
                                                       =========   ============

                 POLO RALPH LAUREN CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                   (UNAUDITED)


                                                        SIX MONTHS ENDED
                                                -------------------------------
                                                    OCTOBER 2,    SEPTEMBER 27,
                                                         2004             2003
                                                -------------    -------------

Wholesale Net Sales                             $     741,587    $     497,730
Retail Net Sales                                      615,762          551,600
                                                -------------    -------------

NET SALES                                           1,357,349        1,049,330

Licensing Revenue                                     119,081          136,178
                                                -------------    -------------

NET REVENUES                                        1,476,430        1,185,508

Cost of Goods Sold                                    731,575          586,190
                                                -------------    -------------

GROSS PROFIT                                          744,855          599,318

Depreciation and Amortization                          45,862           40,501
Other SG&A Expenses                                   553,088          470,338
Restructuring Charge                                    1,628               --
                                                -------------    -------------
TOTAL SG&A EXPENSES                                   600,578          510,839

Income From Operations                                144,277           88,479

Foreign Currency Gains (A)                             (2,934)          (4,083)

Interest Expense, net                                   3,675            5,114
                                                -------------    -------------

Income Before Income Taxes and Other Income           143,536           87,448

Provision for Income Taxes                             51,143           31,919
                                                -------------    -------------

Income after Tax                                       92,393           55,529

Other Income, net (B)                                  (1,417)          (3,536)
                                                -------------    -------------

NET INCOME                                      $      93,810    $      59,065
                                                =============    =============

NET INCOME PER SHARE - BASIC                    $        0.93    $        0.60
                                                =============    =============

NET INCOME PER SHARE - DILUTED                  $        0.91    $        0.59
                                                =============    =============

Weighted Average Shares Outstanding - Basic       100,837,000       98,541,000
                                                =============    =============

Weighted Average Shares & Share Equivalents
     Outstanding - Diluted                        103,186,000      100,052,000
                                                =============    =============

DIVIDENDS DECLARED PER SHARE                    $        0.10    $        0.10
                                                =============    =============

(A) Fiscal 2005 consists primarily of foreign exchange gains and losses on unhedged inventory purchases and balance sheet revaluations related to our European subsidiaries. Fiscal 2004 consists primarily of foreign exchange gains and losses related to unhedged inventory purchases and royalty payments.

(B) Includes Equity Investment Income of $3,176 and $4,450 net of Minority Interest Expense of $2,404 and $914 for FY05 and FY04, respectively. Also included in FY05 is $645 of Dividend Income.

The following is a reconciliation of Net Income to Net Income Before Restructuring Charge and Foreign Currency Gains:

                                                           SIX MONTHS ENDED
                                                       -------------------------
                                                       OCTOBER 2,  SEPTEMBER 27,
                                                            2004           2003
                                                       ---------   ------------

Net Income                                             $  93,810   $     59,065

Other Income, net                                         (1,417)        (3,536)

Provision for Income Taxes                                51,143         31,919
                                                       ---------   ------------

Income before Income Taxes and Other Income              143,536         87,448

Restructuring Charge                                       1,628             --

Foreign Currency Gains                                    (2,934)        (4,083)
                                                       ---------   ------------

Income Before Income Taxes, Other Income,
     Restructuring Charge and Foreign Currency Gains     142,230         83,365

Provision for Income Taxes                                50,689         30,428

Other Income, net                                         (1,417)        (3,536)
                                                       ---------   ------------

Net Income Before Restructuring Charge and Foreign
     Currency Gains                                    $  92,958   $     56,473
                                                       =========   ============

NET INCOME PER SHARE BEFORE RESTRUCTURING CHARGE
     AND FOREIGN CURRENCY GAINS - BASIC                $    0.92   $       0.57
                                                       =========   ============

NET INCOME PER SHARE BEFORE RESTRUCTURING CHARGE
     AND FOREIGN CURRENCY GAINS - DILUTED              $    0.90   $       0.56
                                                       =========   ============

                 POLO RALPH LAUREN CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)
                                   (UNAUDITED)


                                                      OCTOBER 2,  SEPTEMBER 27,
                                                           2004           2003
                                                    -----------   ------------

                                  ASSETS
Current assets
  Cash and cash equivalents                         $   145,982    $   210,637
  Accounts receivable, net of allowances                428,423        371,591
  Inventories                                           444,176        400,736
  Deferred tax assets                                    22,269         23,430
  Prepaid expenses and other                             71,232        106,114
                                                    -----------   ------------

                                                      1,112,082      1,112,508

Property and equipment, net                             443,560        357,924
Deferred tax assets                                      60,997         54,386
Goodwill, net                                           579,216        329,003
Intangibles, net                                         19,028         10,823
Other assets                                            184,688        171,180
                                                    -----------    -----------

                                                    $ 2,399,571    $ 2,035,824
                                                    ===========    ===========

                    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable                                  $   160,747    $   162,869
  Income taxes payable                                   80,204         58,619
  Deferred tax liabilities                                1,821             --
  Accrued expenses and other                            245,239        208,958
                                                    -----------    -----------

                                                        488,011        430,446

Long-term debt                                          280,948        264,025
Other noncurrent liabilities                             90,247         69,968

Stockholders' equity
  Common Stock                                            1,073          1,040
  Additional paid-in-capital                            619,872        530,652
  Retained earnings                                   1,009,740        825,514
  Treasury Stock, Class A, at cost (4,177,600
      and 4,137,820 shares)                             (80,026)       (78,737)
  Accumulated other comprehensive income (loss)          26,579         10,194
  Unearned compensation                                 (36,873)       (17,278)
                                                    -----------    -----------

                  TOTAL STOCKHOLDERS' EQUITY          1,540,365      1,271,385
                                                    -----------    -----------

                                                    $ 2,399,571    $ 2,035,824
                                                    ===========    ===========

                 POLO RALPH LAUREN CORPORATION AND SUBSIDIARIES
                     NET REVENUES AND INCOME FROM OPERATIONS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

The net revenues and income from operations for the periods ended October 2, 2004 and September 27, 2003 for each segment were as follows:

                                              THREE MONTHS ENDED         SIX MONTHS ENDED
                                              ------------------         ----------------
                                          OCTOBER 2,  SEPTEMBER 27,   OCTOBER 2,  SEPTEMBER 27,
                                               2004          2003          2004           2003
                                         -----------  ------------   -----------  ------------
Net revenues:
  Wholesale                              $   502,563   $   336,105   $   741,587  $    497,730
  Retail                                     318,978       297,136       615,762       551,600
  Licensing                                   62,139        74,536       119,081       136,178
                                         -----------  ------------   -----------  ------------
                                         $   883,680   $   707,777   $ 1,476,430  $  1,185,508
                                         ===========  ============   ===========  ============

Income (Loss) from operations:
  Wholesale                              $    81,512   $    25,459   $    62,913  $     (5,590)
  Retail                                      23,172        21,075        51,546        32,321
  Licensing                                   19,885        36,419        31,446        61,748
                                         -----------  ------------   -----------  ------------
                                         $   124,569   $    82,953   $   145,905  $     88,479
Less: Unallocated Restructuring Charge           897            --         1,628            --
                                         -----------  ------------   -----------  ------------
                                             123,672        82,953   $   144,277  $     88,479
                                         ===========  ============   ===========  ============